UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2011

LASALLE HOTEL PROPERTIES

(Exact name of registrant as specified in its charter)

Maryland	1-14045	36-4219376
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center

Suite 1200

Bethesda, Maryland 20814

(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 941-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 26, 2011, LaSalle Hotel Properties (the “Company”) and LaSalle Hotel Operating Partnership, L.P. (the “Operating Partnership”), for which the Company is the general partner, entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. (the “Underwriter”), relating to the issuance and sale of 7,000,000 common shares of beneficial interest, par value $0.01 per share. The Company has granted the Underwriter an option to purchase an additional 1,050,000 additional common shares. The Underwriter has given the Company notice of the exercise of 896,612 common shares pursuant to the Underwriter’s option to purchase additional shares. The Company expects to receive net proceeds from this offering of approximately $216.6 million after deducting the underwriting discount and estimated offering expenses payable by the Company.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-163296), which was effective upon filing with the Securities and Exchange Commission on November 23, 2009.

The offering closed on April 29, 2011.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement dated as of April 26, 2011 among Goldman, Sachs & Co., as the Underwriter, the Company and the Operating Partnership

5.1	Opinion of DLA Piper LLP (US) regarding legality of the shares

8.1	Opinion of DLA Piper LLP (US) regarding tax matters

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1 and Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASALLE HOTEL PROPERTIES

Dated: April 29, 2011	BY:	/s/ Bruce A. Riggins
Bruce A. Riggins
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated as of April 26, 2011 among Goldman, Sachs & Co., as the Underwriter, the Company and the Operating Partnership

5.1	Opinion of DLA Piper LLP (US) regarding legality of the shares

8.1	Opinion of DLA Piper LLP (US) regarding tax matters

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1 and Exhibit 8.1)